UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 24, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Bristol-Myers Squibb Company (the “Company”) elected James M. Cornelius as Chief Executive Officer of the Company effective as of April 26, 2007 for a term ending on the date of the Annual Meeting of Stockholders to be held in May 2009 (the “2009 Annual Meeting”). Mr. Cornelius had been serving as the Chief Executive Officer of the Company on an interim basis since September 12, 2006. The Board, upon the recommendation of the Compensation and Management Development Committee (the “Committee”), approved the compensation to be provided to Mr. Cornelius in connection with his appointment as Chief Executive Officer of the Company. Mr. Cornelius’ compensation is reflected in a Letter Agreement dated April 26, 2007 between Mr. Cornelius and the Company (the “Cornelius Agreement”) and is summarized below:

•	Mr. Cornelius will receive an annual base salary of $1,400,000 to be paid in arrears on a bi-weekly basis in accordance with the Company’s standard payroll practices.

•

Mr. Cornelius will continue to be entitled to receive a guaranteed bonus for the period from September 30, 2006 until March 31, 2007 equal to 170% of his base salary in effect during such period in accordance with the terms of the prior Letter Agreement dated October 31, 2006 between Mr. Cornelius and the Company (the “Prior Agreement”).

•

Mr. Cornelius will be eligible to receive an annual discretionary incentive payment under the Company’s Executive Performance Incentive Plan or any successor annual bonus plan based on a target bonus opportunity of at least 150% of his base salary and based upon the attainment of one or more pre-established performance goals established by the Board or Committee. Such payment that becomes payable in respect of calendar year 2007 will be based on his 2007 base salary and will be reduced by 50% of the guaranteed bonus paid to him.

•

Mr. Cornelius will receive, on May 1, 2007, an option to purchase 475,000 shares of Company common stock and 60,000 restricted stock units under the 2002 Stock Incentive Plan. The terms and conditions of such option and restricted stock units will be substantially similar to the terms and conditions of the March 2007 awards for other senior executives of the Company, including a stock appreciation requirement for the option grant. Such terms and conditions will be set forth in a Stock Option Award Agreement and Restricted Stock Unit Award Agreement that will be based on the Company’s standard form of equity award agreements under the Company’s 2002 Stock Incentive Plan, except that such agreements will be modified to reflect Mr. Cornelius’ retirement from the Company on the date of the 2009 Annual Meeting. The forms of Stock Option Award Agreement and Restricted Stock Unit Award Agreement for Mr. Cornelius’ awards are attached to the Cornelius Agreement as Exhibits A and B, respectively.

•

Mr. Cornelius will receive the opportunity to earn long-term performance awards under the 2002 Stock Incentive Plan in the form of performance shares. The target amount of performance shares that Mr. Cornelius is eligible to earn during the 2007-2009 performance period will be 170,000 performance shares. The award will become effective only at such time as the Committee has specified the performance goal for the performance shares. The terms and conditions of the award will be substantially similar to the Company’s standard form of Performance Shares Agreement, except that the performance shares will fully vest on an accelerated basis (subject to actual achievement of the applicable performance goals) upon Mr. Cornelius’ “Retirement” (as defined in the Company’s 2002 Stock Incentive Plan) at or after May 1, 2009. The form of Performance Share Award Agreement for Mr. Cornelius’ award is attached as Exhibit C to the Cornelius Agreement.

•

Mr. Cornelius will continue to have use of a leased apartment in New York City having a monthly cost of $25,500 plus utilities until September 30, 2007 in accordance with the terms of the Prior Agreement. The use of the apartment will not be grossed up for income tax purposes. After September 30, 2007, Mr. Cornelius will be responsible for his own housing arrangements.

•

For security reasons, Mr. Cornelius will have the use of the Company aircraft for all travel (subject to maximum cost limitations with regard to personal and commuting use) and the use of a car and driver. Use of the aircraft and car and driver will not be grossed up for income tax purposes.

•

Mr. Cornelius will receive change-in-control benefits substantially similar to the Company’s standard change-in-control benefits for senior executives, except that the “Retirement Date” set forth in the change-in-control agreement shall be defined as the date of the 2009 Annual Meeting. Upon a qualifying change-in-control, Mr. Cornelius will be entitled to receive a cash payment equal to the number of years, including fractions, from his Date of Termination (as defined in the agreement) until the Retirement Date times his base salary plus target bonus, accelerated vesting of all unvested options and restricted stock units and payout of outstanding awards under the Performance Share Award Agreement, as well as additional benefits. The form of change-in-control agreement for Mr. Cornelius is attached to the Cornelius Agreement as Exhibit D.

•

Mr. Cornelius will be eligible to participate in the health, welfare, pension and savings plans (including, without limitation, non-qualified retirement plans) that are available to U.S. salaried employees. In addition, Mr. Cornelius will be eligible to participate in the Senior Executive Severance Plan, which has been amended to provide for coverage of the Chief Executive Officer at the maximum level available to the most senior executive officers of the Company.

A copy of the Cornelius Agreement is filed with this report as Exhibit 10.1. The Senior Executive Severance Plan, as amended effective April 26, 2007 is filed with this report as Exhibit 10.2.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated April 26, 2007 between James M. Cornelius and Bristol-Myers Squibb Company.

10.2	Senior Executive Severance Plan, as amended effective April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company

Dated: April 27, 2007	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated April 26, 2007 between James M. Cornelius and Bristol-Myers Squibb Company.

10.2	Senior Executive Severance Plan, as amended effective April 26, 2007.